Exhibit 99.1

Parker Drilling Reports 2019 First Quarter Results

HOUSTON, May 7, 2019 - Parker Drilling Company (NYSE: PKD) today announced results for the first quarter ended March 31, 2019, which included a net loss of $90.2 million, or a $9.63 loss per common share on revenues of $157.4 million. First quarter Adjusted EBITDA was $28.4 million.1

Gary Rich, the Company’s President and CEO, said, “With our financial restructuring now complete, we are well positioned to successfully execute on our strategic goals and resume building a stronger Parker Drilling. We have established a solid capital structure with significantly reduced leverage and improved liquidity to pursue profitable growth opportunities as market conditions continue to improve. Higher oil prices and improved global market demand has led to increased customer activity in many of our markets, and while we expect to reap the benefits and seize opportunities, we intend to remain highly disciplined and invest our capital selectively.”

Mr. Rich added, “Our rental tools business continues to provide attractive investment opportunities, both domestically and internationally. Our investment in new technology and commitment to quality has allowed us to capture additional market share and become a market leader in select segments and geographies. In our drilling business, both during the first quarter and looking forward, we are putting rigs back to work and are more actively engaged in new O&M projects. As a result of our financial restructuring and our expectations for improved business performance, we anticipate generating positive cash flow in the second half of 2019.”

First Quarter Review

Parker Drilling’s revenues for the 2019 first quarter, compared with the 2018 fourth quarter, increased 21.9 percent to $157.4 million from $129.1 million. Operating gross margin excluding depreciation and amortization expense (gross margin) increased 29.7 percent to $36.5 million from $28.2 million and gross margin as a percentage of revenues was 23.2 percent, compared with 21.8 percent for the 2018 fourth quarter.

Rental Tools Services

For the Company’s Rental Tools Services business, which is comprised of the U.S. Rental Tools and International Rental Tools segments, first quarter revenues increased 4.8 percent to $73.7 million from $70.3 million for the fourth quarter. Gross margin increased 10.8 percent to $29.5 million from $26.7 million, and gross margin as a percentage of revenues was 40.1 percent compared with 37.9 percent for the prior period.

U.S. Rental Tools

U.S. Rental Tools segment revenues increased 7.9 percent to $52.6 million in the 2019 first quarter from $48.8 million for the 2018 fourth quarter. Gross margin increased 15.5 percent to $29.0 million in the 2019 first quarter, compared with gross margin of $25.1 million in the 2018 fourth quarter. The increase in revenues was due to higher sales and repairs in U.S. land markets and increased offshore activity, primarily deepwater. Gross margin increased as a result of incremental and a favorable mix in revenues, while direct costs remained flat.

International Rental Tools

International Rental Tools segment revenues decreased 2.2 percent to $21.1 million in the 2019 first quarter from $21.6 million for the 2018 fourth quarter. Gross margin decreased 65.2 percent to $0.5 million in the 2019 first quarter, compared with gross margin of $1.5 million in the 2018 fourth quarter. Revenue and gross margin were down slightly as solid growth in Middle East tubular running services was offset by whipstock product sales delays.

Drilling Services

For the Company’s Drilling Services business, which is comprised of the U.S. (Lower 48) Drilling and International & Alaska Drilling segments, first quarter revenues increased 42.3 percent to $83.7 million from $58.8 million for the 2018 fourth quarter. Gross margin increased 364.9 percent to $7.0 million from $1.5 million, and gross margin as a percentage of revenues was 8.3 percent, compared with 2.6 percent for the prior period.

U.S. (Lower 48) Drilling

U.S. (Lower 48) Drilling segment revenues increased 158.7 percent to $6.6 million in the 2019 first quarter from $2.6 million for the 2018 fourth quarter. Gross margin improved 74.0 percent to a $0.7 million loss in the 2019 first quarter, compared with a loss of $2.7 million in the 2018 fourth quarter. Revenues and gross margin benefited from the recently awarded O&M contract offshore California as rig start-up activity began in mid-February.

International & Alaska Drilling

International & Alaska Drilling segment revenues increased 37.0 percent to $77.1 million in the 2019 first quarter from $56.2 million for the 2018 fourth quarter. Gross margin increased 83.4 percent to $7.7 million in the 2019 first quarter, compared with $4.2 million in the 2018 fourth quarter. The increase in revenues and gross margin were primarily due to the reactivation of rigs in Alaska and in Sakhalin Island, Russia, increased activity in Mexico, and higher than usual reimbursable purchases in Sakhalin Island, Russia.

Consolidated

General and administrative expenses were $8.1 million for the 2019 first quarter. Total liquidity at the end of the quarter, exclusive of $21.4 million restricted cash, was $153.0 million, consisting of $127.8 million in unrestricted cash and cash equivalents and $25.2 million available under the Company’s credit facility.

Capital expenditures in the first quarter were $9.2 million, primarily geared to the Company’s Rentals Tools Services business.

[1]

Adjusted EBITDA is a non-GAAP financial measure. See the reconciliation and table of net income/(loss) to EBITDA and Adjusted EBITDA later in this release for more information on non-GAAP financial measures.

Conference Call

Parker Drilling has scheduled a conference call for 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Wednesday, May 8, 2019, to review first quarter results. The call will be available by telephone by dialing (+1) (412) 902-0003 and asking for the Parker Drilling First Quarter Conference Call. The call can also be accessed through the Investor Relations section of the Company’s website. A replay of the call can be accessed on the Company’s website for 12 months and will be available by telephone through May 15, 2019 at (+1) (201) 612-7415, conference ID 13689853#.

Cautionary Statement

This press release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements in this press release other than statements of historical facts addressing activities, events or developments the Company expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about our evaluation of options to enhance our capital structure in light of upcoming debt maturities, anticipated future financial or operational results; the outlook for rental tools utilization and rig utilization and dayrates; the results of past capital expenditures; scheduled start-ups of rigs; general industry conditions such as the demand for drilling and the factors affecting demand; competitive advantages such as technological innovation; future operating results of the Company’s rigs, rental tools operations and projects under management; future capital expenditures; expansion and growth opportunities; acquisitions or joint ventures; asset purchases and sales; successful negotiation and execution of contracts; scheduled delivery of drilling rigs or rental equipment for operation; the Company’s financial position; changes in utilization or market share; outcomes of legal proceedings; compliance with credit facility and indenture covenants; and similar matters. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes its expectations stated in this press release are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to the effects of the filing of the voluntary Chapter 11 proceedings (the “Chapter 11 Cases”) on Parker’s business and the interest of various constituents, including stockholders, any inability to maintain relationships with suppliers, customers, employees and other third parties as a result of the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on Parker’s liquidity and results of operations changes in worldwide economic and business conditions, fluctuations in oil and natural gas prices, compliance with existing laws and changes in laws or government regulations, the failure to realize the benefits of, and other risks relating to, acquisitions, the risk of cost overruns, our ability to refinance our debt and other important factors, many of which could adversely affect market conditions, demand for our services, and costs, and all or any one of which could cause actual results to differ materially from those projected. For more information, see “Risk Factors” in the Company’s Annual Report filed on Form 10-K with the Securities and Exchange Commission and other public filings and press releases. Each forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

This news release contains non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable U.S. Generally Accepted Accounting Principles (GAAP) financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided in the following tables.

Company Description

Parker Drilling provides drilling services and rental tools to the energy industry. The Company’s Drilling Services business serves operators through the use of Parker-owned and customer-owned rig fleets in select U.S. and international markets, specializing in remote and harsh environment regions. The Company’s Rental Tools Services business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets. More information about Parker Drilling can be found on the Company’s website at www.parkerdrilling.com.

Contact: Nick Henley, Director, Investor Relations, (+1) (281) 406-2082, nick.henley@parkerdrilling.com.

PARKER DRILLING COMPANY AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(Dollars in Thousands)

	Successor	Predecessor
	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$127,849	$48,602
Restricted cash	21,436	10,389
Accounts and notes receivable, net of allowance for bad debts	168,444	136,437
Rig materials and supplies	17,839	36,245
Other current assets	19,577	35,231

Total current assets	355,145	266,904

Property, plant and equipment, net of accumulated depreciation	303,970	534,371
Intangible assets, net	18,000	4,821
Deferred income taxes	4,269	2,143
Other non-current assets	32,997	20,175

Total assets	$714,381	$828,414

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Debtor in possession financing	$—	$10,000
Accounts payable and accrued liabilities	135,583	75,063
Accrued income taxes	5,013	3,385

Total current liabilities	140,596	88,448

Long-term debt, net of unamortized debt issuance costs	210,000	—
Other long-term liabilities	20,035	11,544
Long-term deferred tax liability	950	510
Commitments and contingencies

Total liabilities not subject to compromise	371,581	100,502

Liabilities subject to compromise	—	600,996

Total liabilities	371,581	701,498

Stockholders’ equity:
Predecessor preferred stock	—	500
Predecessor common stock	—	1,398
Predecessor capital in excess of par value	—	766,347
Predecessor accumulated other comprehensive income (loss)	—	(6,879)
Successor common stock	150	—
Successor capital in excess of par value	342,650	—
Accumulated deficit	—	(634,450)

Total stockholders’ equity	342,800	126,916

Total liabilities and stockholders’ equity	$714,381	$828,414

PARKER DRILLING COMPANY AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Dollars in Thousands, Except Per Share Data)

(Unaudited)

	Predecessor
	Three months ended
	March 31,		December 31,
	2019	2018	2018
Revenues	$157,397	$109,675	$129,148
Expenses:
Operating expenses	120,871	91,534	100,993
Depreciation and amortization	25,102	28,549	24,340

	145,973	120,083	125,333

Total operating gross margin (loss)	11,424	(10,408)	3,815

General and administrative expense	(8,147)	(6,201)	4,439
Loss on impairment	—	—	(6,708)
Gain (loss) on disposition of assets, net	384	343	(1,598)
Pre-petition restructuring charges	—	—	(21,820)
Reorganization items	(92,977)	—	(9,789)

Total operating income (loss)	(89,316)	(16,266)	(31,661)

Other income (expense):
Interest expense	(274)	(11,240)	(8,778)
Interest income	8	23	15
Other	(10)	291	(414)

Total other income (expense)	(276)	(10,926)	(9,177)

Income (loss) before income taxes	(89,592)	(27,192)	(40,838)
Income tax expense (benefit)	656	1,604	2,235

Net income (loss)	(90,248)	(28,796)	(43,073)

Less: Predecessor preferred stock dividend	—	906	—

Net income (loss) available to common stockholders	$(90,248)	$(29,702)	$(43,073)

Basic earnings (loss) per common share:	$(9.63)	$(3.21)	$(4.60)
Diluted earnings (loss) per common share:	$(9.63)	$(3.21)	$(4.60)
Number of common shares used in computing earnings per share:
Basic	9,368,322	9,251,066	9,367,697
Diluted	9,368,322	9,251,066	9,367,697

PARKER DRILLING COMPANY AND SUBSIDIARIES

SELECTED FINANCIAL DATA

(Dollars in Thousands)

(Unaudited)

	Predecessor
	Three Months Ended
	March 31,		December 31,
	2019	2018	2018
Revenues:
U.S. rental tools	$52,595	$34,748	$48,756
International rental tools	21,109	17,477	21,587

Total rental tools services	73,704	52,225	70,343

U.S. (Lower 48) drilling	6,627	1,354	2,562
International and Alaska drilling	77,066	56,096	56,243

Total drilling services	83,693	57,450	58,805

Total revenues	157,397	109,675	129,148

Operating expenses:
U.S. rental tools	23,591	18,938	23,639
International rental tools	20,575	17,117	20,052

Total rental tools services	44,166	36,055	43,691

U.S. (Lower 48) drilling	7,327	4,053	5,250
International and Alaska drilling	69,378	51,426	52,052

Total drilling services	76,705	55,479	57,302

Total operating expenses	120,871	91,534	100,993

Operating gross margin (loss), excluding depreciation and amortization:
U.S. rental tools	29,004	15,810	25,117
International rental tools	534	360	1,535

Total rental tools services	29,538	16,170	26,652

U.S. (Lower 48) drilling	(700)	(2,699)	(2,688)
International and Alaska drilling	7,688	4,670	4,191

Total drilling services	6,988	1,971	1,503

Total operating gross margin (loss), excluding depreciation and amortization	36,526	18,141	28,155

Depreciation and amortization	(25,102)	(28,549)	(24,340)

Total operating gross margin (loss)	$11,424	$(10,408)	$3,815

PARKER DRILLING COMPANY AND SUBSIDIARIES

ADJUSTED EBITDA

(Dollars in Thousands)

(Unaudited)

	Predecessor
	Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Net income (loss) available to common stockholders	$(90,248)	$(43,073)	$(71,857)	$(23,784)	$(29,702)
Interest expense	274	8,778	11,350	11,197	11,240
Income tax expense (benefit)	656	2,235	2,371	1,586	1,604
Depreciation and amortization	25,102	24,340	27,520	27,136	28,549
Predecessor preferred stock dividend	—	—	906	907	906

EBITDA	(64,216)	(7,720)	(29,710)	17,042	12,597

Adjustments:
Loss on impairment	—	6,708	43,990	—	—
(Gain) loss on disposition of assets, net	(384)	1,598	(9)	478	(343)
Pre-petition restructuring charges (1)	—	11,411	7,724	2,685	—
Reorganization items	92,977	9,789	—	—	—
Interest income	(8)	(15)	(23)	(30)	(23)
Other	10	414	709	1,191	(291)

Adjusted EBITDA (1) (2)	$28,379	$22,185	$22,681	$21,366	$11,940

(1)	Pre-petition restructuring charges have been allocated to the respective period in which the expense was incurred. Accordingly adjusted EBITDA will differ from what was reported previously.

(2)

We believe Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of our capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization), remeasurement of foreign currency transactions, tax consequences, impairment and other special items. Special items include items impacting operating expenses that management believes detract from an understanding of normal operating performance. Management uses Adjusted EBITDA as a supplemental measure to review current period operating performance and period to period comparisons. Our Adjusted EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate EBITDA in the same manner. EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. Generally Accepted Accounting Principles (GAAP), and should not be considered in isolation or as an alternative to operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

PARKER DRILLING COMPANY AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EARNINGS PER SHARE

(Dollars in Thousands, except Per Share)

(Unaudited)

	Predecessor
	Three Months Ended
	March 31,		December 31,
	2019	2018	2018
Net income (loss) available to common stockholders	$(90,248)	$(29,702)	$(43,073)
Diluted earnings (loss) per common share	$(9.63)	$(3.21)	$(4.60)
Adjustments:
Loss on impairment	$—	$—	$6,708

Net adjustments	—	—	6,708

Adjusted net income (loss) available to common stockholders(1)	$(90,248)	$(29,702)	$(36,365)

Adjusted diluted earnings (loss) per common share (1)	$(9.63)	$(3.21)	$(3.88)

(1)

We believe Adjusted net income (loss) available to common stockholders and Adjusted diluted earnings (loss) per common share are useful financial measures for investors to assess and understand operating performance for period to period comparisons. Management views the adjustments to Net income (loss) available to common stockholders and Diluted earnings (loss) per common share to be items outside of the Company’s normal operating results. Adjusted net income (loss) available to common stockholders and Adjusted diluted earnings (loss) per common share are not measures of financial performance under GAAP, and should not be considered in isolation or as an alternative to Net income (loss) available to common stockholders or Diluted earnings (loss) per common share.